                                                            EXHIBIT 4(y)








                             CMS ENERGY CORPORATION


                               GUARANTEE AGREEMENT


                              CMS ENERGY TRUST III




                           ---------------------------


                           Dated as of August 22, 2000


                           ---------------------------

                                TABLE OF CONTENTS

                                                                                           PAGE
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01        Definitions..............................................................2

                            ARTICLE II
                        TRUST INDENTURE ACT

SECTION 2.01        Trust Indenture Act; Application.........................................6
SECTION 2.02        Lists of Holders of Preferred Securities.................................7
SECTION 2.03        Reports by the Guarantee Trustee.........................................7
SECTION 2.04        Periodic Reports to the Guarantee Trustee................................7
SECTION 2.05        Evidence of Compliance with Conditions Precedent.........................8
SECTION 2.06        Events of Default; Waiver................................................8
SECTION 2.07        Disclosure of Information................................................8
SECTION 2.08        Conflicting Interest.....................................................9

                                   ARTICLE III
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.01        Powers and Duties of the Guarantee Trustee...............................9
SECTION 3.02        Certain Rights and Duties of the Guarantee Trustee......................10
SECTION 3.03        Not Responsible for Recitals or Issuance of Guarantee...................13
SECTION 3.04        The Guarantee Trustee May Own Preferred Securities......................13
SECTION 3.05        Moneys Received by the Guarantee Trustee to Be Held
                    in Trust Without Interest...............................................13
SECTION 3.06        Compensation and Expenses of Guarantee Trustee..........................13

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

SECTION 4.01        Qualifications..........................................................14
SECTION 4.02        Appointment, Removal and Resignation of the Guarantee
                    Trustee.................................................................15

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.01        Guarantee...............................................................16
SECTION 5.02        Waiver of Notice........................................................16
SECTION 5.03        Obligations Not Affected................................................16
SECTION 5.04        Enforcement of Guarantee................................................18



SECTION 5.05        Guarantee of Payment....................................................18
SECTION 5.06        Subrogation.............................................................18
SECTION 5.07        Independent Obligations.................................................19

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.01        Limitation of Transactions..............................................19
SECTION 6.02        Subordination...........................................................20

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.01        Termination.............................................................21

                                  ARTICLE VIII
                    LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 8.01        Exculpation.............................................................21
SECTION 8.02        Indemnification.........................................................22
SECTION 8.03        Survive Termination.....................................................22

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01        Successors and Assigns..................................................22
SECTION 9.02        Amendments..............................................................22
SECTION 9.03        Notices.................................................................23
SECTION 9.04        Genders.................................................................24
SECTION 9.05        Benefit.................................................................24
SECTION 9.06        Governing Law...........................................................24
SECTION 9.07        Counterparts............................................................24
SECTION 9.08        Exercise of Overallotment Option........................................24
SECTION 9.09        Limited Liability.......................................................24


                               GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT, dated as of August 22, 2000, is executed and delivered by CMS Energy Corporation, a Michigan corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as the initial Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of CMS Energy Trust III, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of August 22, 2000 among the trustees of the Issuer named therein, CMS Energy Corporation, as Sponsor, and the Holders from time to time of preferred undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to $250,000,000 aggregate liquidation amount of its % Trust Preferred Securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration, of which $220,000,000 liquidation amount of Preferred Securities is being issued as of the date hereof. Up to the remaining $30,000,000 liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the over-allotment option granted by the Guarantor and the Issuer pursuant to the Underwriting Agreement (as defined in the Declaration) is exercised by the Underwriters named in the Underwriting Agreement; and

                  WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions.

                  (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble or recitals above have the respective meanings assigned to them in this Section 1.01.

                  (b) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

                  (c) All references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time.

                  (d) All references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified.

                  (e) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

                  (f) A reference to the singular includes the plural and vice versa.

                  "Additional Amounts" has the meaning set forth in the Indenture.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Business Day" has the meaning set forth in the Indenture.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer and having the terms set forth in Article VII of the Declaration.

                  "Common Stock" means the common stock, $.01 par value per share, of the Guarantor, including associated preferred share purchase rights.

                  "Declaration" has the meaning set forth in the recitals above.

                  "Distributions" means the periodic distributions and other payments payable to Holders in accordance with the terms of the Preferred Securities set forth in Article VII of to the Declaration.

                  "Dollar" has the meaning set forth in the Indenture.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payment, any such default shall constitute an Event of Default only if the Guarantor shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice.

                  "Extension Period" has the meaning set forth in Section 2.8 of the Fourth Supplemental Indenture.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions, any Additional Amounts payable with respect to the Preferred Securities in accordance with the terms thereof and the Redemption Price, including all accumulated and unpaid Distributions and Additional Amounts to the date of redemption, with respect to the Preferred Securities to be redeemed by the Issuer but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of principal of, any premium or interest on or any Additional Amounts with respect to the Notes and
(ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Notes to Holders in exchange for Preferred Securities or the redemption of the Preferred Securities in full upon the maturity or redemption of the Notes as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions and Additional Amounts on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer as required by applicable law.

                  "Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the

Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture dated as of June 1, 1997 between the Guarantor and The Bank of New York, as trustee, (including any provisions of the TIA that are deemed to be incorporated therein), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, pursuant to which the Notes are to be issued to the Property Trustee.

                  "Majority of Outstanding Preferred Securities" means Holder(s) of outstanding Preferred Securities, voting together as a single class, who are the record owners of Preferred Securities representing more than 50% of the outstanding Preferred Securities.

                  "Notes" means the series of unsecured subordinated notes issued to the Property Trustee by the Guarantor under the Indenture and entitled the " % Subordinated Deferrable Notes due 2004."

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, and delivered to the Guarantee Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 2.04 shall be the principal executive, financial or accounting officer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (i) a statement that the person making such certificate has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

                  (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Preferred Securities" has the meaning set forth in the recitals above.

                  "Property Trustee" means the Person acting as Property Trustee under the Declaration.

                  "Redemption Price" means the amount payable on redemption of the Preferred Securities in accordance with the terms of the Preferred Securities.

                  "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer within the corporate trust department of the Guarantee Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Guarantee Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and, in either case, who shall have direct responsibility for the administration of this Guarantee Agreement.

                  "Senior Indebtedness" has the meaning specified in the Indenture.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under
Section 4.01.

                  "Fourth Supplemental Indenture" has the meaning specified in the definition of Indenture.

                  "Trust Enforcement Event" has the meaning specified in the Declaration.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

         SECTION 2.01 Trust Indenture Act; Application.

                  (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing preferred undivided beneficial interests in the assets of the Issuer.

         SECTION 2.02 Lists of Holders of Preferred Securities.

                  (a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is the registrar of the Preferred Securities) (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee; provided that in each case the Guarantor shall not be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the Lists of Holders given to it; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Section 312(b) of the Trust Indenture Act.

         SECTION 2.03 Reports by the Guarantee Trustee.

                  Within 60 days after June 15 of each year, commencing June 15, 2001, the Guarantee Trustee shall deliver to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Guarantee Trustee with the Guarantor, with each stock exchange or quotation system upon which any Preferred Securities are listed or traded (if so listed or traded) and also with the Commission. The Guarantor agrees to notify the Guarantee Trustee when any Preferred Securities become listed on any stock exchange or quotation system and of any delisting thereof.

         SECTION 2.04 Periodic Reports to the Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders, as applicable, such documents, reports and information (if any) as required by Section 314(a)(1)-(3) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer). Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates or on certificates provided pursuant to this Section 2.04).

         SECTION 2.05 Evidence of Compliance with Conditions Precedent.

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) may be given in the form of an Officers' Certificate.

         SECTION 2.06 Events of Default; Waiver.

                  (a) The Holders of a Majority of Outstanding Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

                  (b) The right of any Holder to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

         SECTION 2.07 Disclosure of Information.

                  The disclosure of information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 2.08 Conflicting Interest.

                  (a) The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 310(b) and 311 of the Trust Indenture Act.


                                   ARTICLE III
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.01 Powers and Duties of the Guarantee Trustee.

                  (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders. The Guarantee Trustee shall not transfer its right, title and interest in this Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder exercising his or her rights pursuant to Section 5.04(iv). The right, title and interest of the Guarantee Trustee to this Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                  (c) This Guarantee Agreement and all moneys received by the Guarantee Trustee in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Guarantee Trustee or its agents or their creditors.

                  (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the List of Holders, notice of all such Events of Default, unless such defaults shall have been cured before the giving of such notice; provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice of such Event of Default.

                  (e) The Guarantee Trustee shall continue to serve as a trustee until a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

         SECTION 3.02 Certain Rights and Duties of the Guarantee Trustee.

                  (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                           (B) in the absence of willful misconduct on the part
                  of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agree ment; provided, however, that in the case of any such certificates or opinions that by any provision hereof or the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement or the Trust Indenture Act, as the case may be (but need not confirm or investigate the accuracy of mathematical calcula tions or other facts stated therein);

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority of Outstanding Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the

         Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

         (c) Subject to the provisions of Section 3.02(a) and (b):

                  (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of willful misconduct on its part, request and rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek, at the expense of the Guarantor, instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                  (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Guarantee Trustee security and indemnity satisfactory to the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; and

                  (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

         SECTION 3.03 Not Responsible for Recitals or Issuance of Guarantee.

                  The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibil ity for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.

         SECTION 3.04 The Guarantee Trustee May Own Preferred Securities.

                  The Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of Preferred Securities and may otherwise deal with the Guarantor with the same rights it would have if it were not the Guarantee Trustee.

         SECTION 3.05 Moneys Received by the Guarantee Trustee to Be Held in Trust Without Interest.

                  All moneys received by the Guarantee Trustee in respect of Guarantee Payments shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Guarantee Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing to pay thereon.

         SECTION 3.06 Compensation and Expenses of Guarantee Trustee.

                  The Guarantor covenants and agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a Guarantee Trustee of an express trust) for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Guarantee Trustee, and the Guarantor will pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions of this Guarantee Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Guarantor also covenants to indemnify each of the Guarantee Trustee or any predecessor Guarantee Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income, profit, franchise or doing business of the Guarantee Trustee) incurred without negligence or willful misconduct on the part of the Guarantee Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Guarantor, any Holder or any other Person) of liability in the premises. The provisions of this Section 3.06 shall survive the termination of this Guarantee Agreement and resignation or removal of the Guarantee Trustee.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

         SECTION 4.01 Qualifications.

                  There shall at all times be a Guarantee Trustee that shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a national banking association or corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this clause (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  If at any time the Guarantee Trustee shall cease to satisfy the require ments of clauses (i) and (ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.02 Appointment, Removal and Resignation of the Guarantee Trustee.

                  (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

                  (c) The Guarantee Trustee appointed to office shall hold office until its successor shall have been appointed or until its removal or resignation.

                  (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request or receipt of a notice of removal by the Guarantee Trustee, the Guarantee Trustee resigning or to be removed may, at the expense of the Guarantor petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V
                                    GUARANTEE

         SECTION 5.01 Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counter claim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or to the Guarantee Trustee for remittance to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.02 Waiver of Notice.

                  The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Notes and the Guarantor shall not be obligated hereunder to make any Guarantee Payment during any Extension Period with respect to the Distributions on the Preferred Securities.

         SECTION 5.03 Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that result from any Extension Period), Redemption Price, Liquidation Distribution (as defined in the Declaration) or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that result from any Extension Period);

                  (c) any failure, omission, delay or lack of diligence on the part of the Guarantee Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Guarantee Trustee or the Holders pursuant to the terms hereof or of the Preferred Securities, respectively, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.04 Enforcement of Guarantee.

                  The Guarantor and the Guarantee Trustee expressly acknowledge and agree that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders;
(iii) Holders representing not less than a Majority of Outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement as provided in clauses (ii) and (iii) above, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

         SECTION 5.05 Guarantee of Payment.

                  This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon the distribution of the Notes to the Holders as provided in the Declaration.

         SECTION 5.06 Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders or to the Guarantee Trustee for remittance to the Holders.

         SECTION 5.07 Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.01 Limitation of Transactions.

                  So long as any Preferred Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor if such guarantee ranks pari passu or junior in right of payment to the Notes (other than in the case of clauses (i), (ii) and (iii), (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Guarantee Agreement, (d) as a result of a reclassification of the Guarantor's capital stock solely into shares of one or more classes or series of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of the Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Guarantor's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Guarantor's dividend reinvestment plans), if at such time (x) an Event of Default, or an "Event of Default" as defined in the Indenture, shall have occurred and be continuing or (y) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 2.8 of the Fourth Supplemental Indenture and any such extension shall have commenced and not yet terminated.

         SECTION 6.02 Subordination.

                  (a) The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior

Indebtedness of the Guarantor to the extent and in the manner that the Notes are subordinated to all present and future Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XII of the Indenture shall apply to the obligations of the Guarantor under this Guarantee Agreement as if (x) such Article XII were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XII and pari passu with the Notes. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

                  (b) The right of the Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under this Guarantee Agreement will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. This Guarantee Agreement does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

                  (c) If an Trust Enforcement Event has occurred and is continuing under the Declaration, the rights of holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.


                                   ARTICLE VII
                                   TERMINATION

         SECTION 7.01 Termination.

                  This Guarantee Agreement shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of Notes to Holders and holders of Common Securities in exchange for all of the Preferred Securities and Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement.

                                  ARTICLE VIII
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         SECTION 8.01 Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         SECTION 8.02 Indemnification.

                  To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         SECTION 8.03 Survive Termination.

                  The provisions of Sections 8.01 and 8.02 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 Successors and Assigns.

                  All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Guarantee Trustee and the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article IX of the Indenture, the Guarantor shall not assign its obligations hereunder.

         SECTION 9.02 Amendments.

                  Except with respect to any changes which do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Guarantor, the Guarantee Trustee and the Holders of not less than a Majority of Outstanding Preferred Securities. The provisions of
Section 11.2 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

         SECTION 9.03 Notices.

                  Any notice, request or other communication required or permitted to be given hereunder shall be in writing, in English, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the
         Holders:

                  CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan 48126
                  Attention: General Counsel
                  Telecopy: (313) 436-9258

                  (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Holders:

                  The Bank of New York
                  101 Barclay Street
                  21 West
                  New York, New York 10286
                  Attention: Corporate Trust Trustee Administration
                  Facsimile:  (212) 815-5915

                  (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when
(i) received in person, (ii) telecopied with receipt confirmed, or (iii) mailed by first class mail, postage prepaid, when received, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.04 Genders.

                  The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 9.05 Benefit.

                  This Guarantee Agreement is solely for the benefit of the Guarantee Trustee and the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

         SECTION 9.06 Governing Law.

                  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCI PLES OF CONFLICTS OF LAWS).

         SECTION 9.07 Counterparts.

                  This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

         SECTION 9.08 Exercise of Overallotment Option.

                  If and to the extent that Preferred Securities are issued by the Issuer upon exercise of the overallotment option referred to in the first WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Guarantee Trustee but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.

         SECTION 9.09 Limited Liability.

                  Neither the Guarantee Trustee nor the Holders, in their capacities as such, shall be personally liable for any liabilities or obligations of the Guarantor arising out of this Guarantee Agreement. The parties further hereby agree that the Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to the stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                    CMS ENERGY CORPORATION



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                                    THE BANK OF NEW YORK
                                             as Guarantee Trustee



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